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                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 1st day of August, 2000, between Eagle Capital International, Ltd., a Nevada corporation, having an address at 1900 Corporate Blvd., Suite 400E, Boca Raton, Florida 33431 ("Eagle" or the "Company") and MAG Development Company, a Delaware corporation having an address at 30 Winding Lane, Greenwich, Connecticut 06831 (the "Consulting").

                                    RECITALS

         WHEREAS, Eagle is a building materials and construction company performing services in the building trades business; and

         WHEREAS, Consultant specializes in providing certain consulting services to construction companies; and

         WHEREAS, Consultant has proposed to perform certain services for the benefit of Eagle, and Eagle desires that Consultant perform such services; and

         WHEREAS, Eagle and Consultant wish to enter into this Agreement to set forth all of the terms and conditions upon which such work will be performed; and

         WHEREAS, it is acknowledged that concurrent with the execution of this Agreement, Eagle and Wilfred C. Mango, Jr. ("Mango"), a principal of Consultant, are entering into an employment agreement (hereinafter referred to as the "Mango Employment Agreement").

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Eagle and Consultant hereby agree as follows:

         1. Retention of Consultant. Eagle will retain Consultant and Consultant agrees to provide advice pertaining to the construction industry as more specifically outlined below upon the terms and conditions contained in this Agreement.

         2. Term. This Agreement shall be for a period of twenty- four (24) months beginning August 1, 2000, and ending on July 30, 2002. At all times, this Agreement shall run concurrently with the Mango Employment Agreement. Not less than one hundred and twenty (120) days prior to the expiration of this Agreement, Consultant shall contact the Company to discuss whether this Agreement will be modified or extended.

         3. Duties.

                  3.1 During the term of this Agreement, the Consultant will provide the Company with consulting advice regarding the


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supervision, management, and operations of Eagle's building materials and construction business, provided that the Consultant shall not be required to undertake duties not reasonable within the scope of the consulting advisory service in which Consultant is engaged generally. In performance of these duties, the Consultant shall act in good faith and provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the amount of time spent rendering such consulting advice shall be determined according to the Consultant's discretion.

                  3.2      Consultant represents to the Company that:

                           3.2.1 Consultant provides consulting advisory services;

                           3.2.2 Consultant is free to enter into this Agreement; and

                           3.2.3 the services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which Consultant is bound.

         4.       Compensation.

                  4.1 Eagle shall pay Consultant for all services hereunder as follows:

                           4.1.1 Six Thousand Dollars ($6,000.00) per month, in advance on the 1st day of each month commencing August 1, 2000 through January 1, 2001; and

                           4.1.2 Fifteen Thousand Dollars ($15,000.00) per month, in advance on the 1st day of each month from February 1, 2001 through July 1, 2002.

                  The monthly fee amounts shall be pro-rated for any partial month periods within the Term.

                  4.2 In addition to payment of the fees described above, Eagle shall reimburse Consultant for such reasonable out-of-pocket expenses (such as travel expenses) incurred directly in connection with the performance of the services hereunder.

                  4.3 The fees set forth above include all applicable federal, state and local taxes currently in force.

         5.       Trade Secrets/Non-Competition.

                  5.1 Trade Secrets.

                           5.1.1  Consultant promises and agrees that
         Consultant will not disclose or utilize any trade secrets,


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         confidential information, or other proprietary information acquired during the course of its service with Eagle and/or its related business entities. As used herein "trade secret" means the whole or any portion or phase of any formula, pattern, device, combination of devices, or compilation of information which is for use, or is used, in the operation of Eagle's business and which provides Eagle an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. "Trade secret" also includes any scientific, technical, or commercial information, including any design, list of suppliers, list of customers, or improvement thereof, as well as pricing information or methodology, contractual arrangement with vendors or suppliers, business development plans or activities, or Eagle financial information. However, "trade secret" shall not include information that is known to the public generally or is obtained through sources outside Eagle.

                           5.1.2 During the term of this Agreement and for a period of twenty-four (24) months from the expiration or termination of this Agreement, and provided that Eagle does not terminate this Agreement prior to the expiration of the initial six (6) months of this Agreement, Consultant agrees to refrain from engaging in a business which directly competes with the business of Eagle, whether as a partner, consultant, owner, director, officer or employee, from soliciting current or former contacts of Eagle within the United States of America, from soliciting existing contacts of Eagle wherever located, and from disclosing customer lists, trade secrets and other confidential information.

                           5.1.3 For a period of twenty-four (24) months from the expiration or termination of this Agreement, Consultant promises and agrees that it will not, without the express written consent of the Chairman of Eagle's Board of Directors, whose consent will not be reasonably withheld, directly or indirectly employ, or directly or indirectly solicit to employ as a consultant or employee, any person who is exclusively employed as a consultant or employee of Eagle as of August 1, 2000, or any person who was an employee or consultant of Eagle during the six (6) months preceding August 1, 2000.

                  5.2 Injunctive Relief. In recognition of the possibility that any violation of this provision by Consultant may cause irreparable or indeterminate damage of injury to Eagle, Consultant expressly stipulates and agrees that Eagle shall be entitled, upon five (5) business days written notice to Consultant, to obtain an injunction from any court of competent jurisdiction restraining any violation or threatened violation of this provision. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies Eagle may have for damages.





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         6. Termination and Compensation upon Termination.

                  6.1 Termination Events. This Agreement shall terminate upon any of the following events:

                           6.1.1 The Company or Consultant may terminate this Agreement upon one hundred twenty (120) days written notice to the other.

                           6.1.2 The termination of the Mango Employment Agreement.

                           6.1.3 The expiration of the natural term of this Agreement.

                  6.2 Compensation upon Termination. In the event of the termination of this Agreement, the Consultant shall be entitled to receive any compensation due and owing under this Agreement at the time of termination under the same formula as set forth in the Mango Employment Agreement for "base compensation".

         7. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings (including any prior employment agreement) and representations, if any, made between such parties.

         8. Amendments. This Agreement shall not be altered, amended or modified unless it be in writing and signed by all parties to this Agreement.

         9. Assignments. Neither the Company nor Consultant may assign or transfer this Agreement or any obligation under this Agreement without the prior written approval of the other.

         10. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective personal representatives, legal representatives, heirs, successors and permitted assigns.

         11. Severability. If any provision of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of such provision shall not be invalidated and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.


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         12. Notices. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to Consultant:                           MAG Development Company
                                            Attn: Wilfred C. Mango, Jr.
                                            30 Winding Lane
                                            Greenwich, Connecticut 06831

If to the Company:                          Anthony D'Amato, Chairman and CEO
                                            Eagle Capital International, Ltd.
                                            1900 Corporate Blvd., Suite 400E
                                            Boca Raton, Florida 33431

With a copy to:                             David A. Carter, Esq.
                                            David A. Carter, P.A.
                                            2300 Glades Road
                                            Suite 210, West Tower
                                            Boca Raton, Florida 33431

         Each such notice shall be deemed delivered: (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by telefax or other telegraphic method; or (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities or courier service as not deliverable, as the case may be, if mailed or couriered.

         13. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida. Regardless of any location of such occurrences, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the Federal District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in State of Florida.

         14. Attorneys Fees: The parties covenant and agree that if a default or disagreement occurs pursuant to or concerning this Agreement which necessitates legal proceedings, the prevailing


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party shall be entitled to recover reasonable costs and attorneys fees, inclusive of appellate and bankruptcy proceedings.

         15. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         16. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

                                           EAGLE CAPITAL
                                           INTERNATIONAL, LTD.


                                           By:
                                               -------------------------------
                                                Anthony D'Amato
                                                Its: Chairman and CEO


                                           MAG DEVELOPMENT COMPANY



                                           By:
                                               -------------------------------

                                           Its:
                                               -------------------------------





mangoconsulting.agr